Exhibit 4.1



                          REGISTRATION RIGHTS AGREEMENT





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                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of April 8, 1999 by and between KOMAG, INCORPORATED, a Delaware corporation ("Komag"), and WESTERN DIGITAL CORPORATION, a Delaware corporation ("WDC"). Komag and WDC are referred to collectively herein as the "Parties."


                                    RECITALS

         A. On April 8, 1999, Komag and WDC entered into that certain Asset Purchase Agreement ("Purchase Agreement") pursuant to which, inter alia, WDC agreed to sell certain of its assets and properties utilized in its Santa Clara Disk Media Operations to Komag (the "Acquisition") in exchange for, among other things, unregistered shares of Komag's common stock, $0.01 par value per share ("Komag Common Stock"). Capitalized terms used herein not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

         B. As an inducement to the completion of, and as a condition precedent to the completion of, the Acquisition, Komag has agreed to provide certain registration rights to WDC, and WDC has agreed to restrict its resale of Komag Common Stock, in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the covenants, promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the Parties agree as follows:

         1. Definitions.

                  (a) For purposes of this Agreement, the following terms shall have the following respective meanings:

                           (i) "1933 Act" shall mean the Securities Act of 1933,
as amended, or any similar federal statute enacted hereafter, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

                           (ii) "1934 Act"  shall mean the  Securities  Exchange
Act of 1934, as amended, or any similar federal statute enacted hereafter, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

                           (iii)  "Form S-3" shall mean such form under the 1933
Act as in effect on the date hereof or any registration  form under the 1933 Act
subsequently   adopted  by  the  SEC  which



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similarly  permits  inclusion or  incorporation  of  substantial  information by reference to other documents filed by Komag with the SEC.

                           (iv) "Initial  Registrable  Amount" shall equal:  (i)
the number of shares of Komag Common Stock issued to WDC pursuant to the Purchase Agreement plus (ii) all securities which are issued or received in respect of, or in exchange or in substitution for, the shares identified in clause (i) hereof including, without limitation, those arising from a stock dividend, distribution, stock split, reclassification, reorganization, merger, consolidation or other exchange of securities.

                           (v) "NASD"  shall mean the  National  Association  of
Securities Dealers, Inc.

                           (vi)  "Person"  shall  mean  an  individual,  a  sole
proprietorship, a corporation, a partnership, a limited liability company, a limited liability partnership, a joint venture, an association, a trust or any other entity or organization, including a government or political subdivision, agency or instrumentality thereof.

                           (vii)  The   terms   "register,"   "registered"   and
"registration" refer to a registration effected by preparing and filing a registration statement ("Registration Statement") in compliance with the 1933 Act and the declaration or ordering of effectiveness of such Registration Statement with the SEC.

                           (viii)  "Registrable  Securities"  shall mean (i) the
shares of Komag Common Stock issued to WDC pursuant to the Purchase Agreement and (ii) securities which are issued or received in respect of, or in exchange or in substitution for, the shares identified in clause (i) hereof including, without limitation, those arising from a stock dividend, distribution, stock split, reclassification, reorganization, merger, consolidation or other exchange of securities. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (w) a Registration Statement with respect to the sale of such securities shall have become effective under the Act and such securities shall have been disposed of in accordance with such Registration Statement, (x) such securities shall have ceased to be outstanding, (y) such securities shall have been transferred as permitted by, and in compliance with, Rule 144 under the 1933 Act or (z) such time as all of the outstanding Registrable Securities can be sold by WDC in a three-month period in accordance with Rule 144 under the 1933 Act.

                           (ix)  "Registration  Period"  shall  mean the  period
commencing on the effective date of a registration  statement  filed pursuant to
Section 3 or 4 hereof until such time as all of the outstanding Registrable Securities can be sold by WDC in a three-month period in accordance with Rule 144 under the 1933 Act.

                           (x) "SEC" shall mean the United States Securities and
Exchange Commission.

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                  (b) The following terms are defined in the following  sections of this Agreement:


                     Terms                                    Sections
                     -----                                    --------
                     Acquisition                              Preamble
                     Agreement                                Preamble
                     Demand Registration                      4(a)
                     Komag                                    Preamble
                     Komag Common Stock                       Preamble
                     Parties                                  Preamble
                     Piggyback Shares                         2
                     Purchase Agreement                       Preamble
                     Resale Registration Statement            3
                     Unregistered Shares                      3
                     WDC                                      Preamble


         2. Piggyback Registration. If at any time prior to one hundred and eighty (180) days following the date hereof (the "Initial Period"), or at any time thereafter during the Registration Period, Komag shall register any shares of its common stock for its own account pursuant to a Registration Statement under the 1933 Act (other than a registration relating to employee benefit plans or to a transaction subject to Rule 145 under the 1933 Act), Komag shall use commercially reasonable efforts to cause to be registered on such Registration Statement and in any underwriting involved therein, subject to and in accordance with the terms, conditions, procedures and limitations contained in this Agreement, a number of Registrable Securities equal to (a) with respect to any registration during the Initial Period, up to thirty percent (30%) of the Registrable Securities (the "Piggyback Shares") or (b) with respect to any registration after the Initial Period, up to the number of Registrable Securities that WDC is entitled to sell pursuant to Section 10(b) below, in each event as requested to be included by WDC. Notwithstanding the foregoing, Komag shall have the right to delay, terminate or withdraw any registration initiated by it under this Section 2 for any reason prior to the effectiveness of such registration.

         3. Registration on Resale Registration Statement. If all or any portion of the Piggyback Shares are not registered within one hundred and twenty (120) days following the date hereof (such unregistered Piggyback Shares, the "Unregistered Shares") and the Company does not provide WDC with evidence reasonably satisfactory to WDC that all such Unregistered Shares will be covered by an effective registration statement prior to the one hundred eightieth (180th) day following the date hereof, then Komag shall use commercially reasonable efforts to prepare and file with the SEC a Registration Statement on Form S-3 ("Resale Registration Statement") covering the Unregistered Shares for the purpose of registering such Unregistered Shares for resale under the 1933 Act, which Resale Registration Statement shall be filed in a timeframe reasonably expected to result in it being declared effective at the end of such 180-day period. Such registration shall be underwritten if so requested by WDC. In addition, such registration shall be in addition to registration provided in
Section 4 and shall be subject to and in accordance with the terms, conditions, procedures and limitations contained in this Agreement. Notwithstanding the foregoing, Komag shall have the right to delay any registration initiated under this Section 3 for a period of not more than sixty (60) days if the Board of Directors of Komag, acting in good faith, determines that there exists material nonpublic information which the Board does not wish to disclose in the Resale Registration

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Statement.  If the Board of Directors of Komag makes such  determination,  Komag shall promptly advise WDC that a delay of such registration is likely.

         4. Demand Registration.

                  (a) If, at any time, WDC is unable to sell during a three-month period pursuant to Rule 144 under the 1933 Act, all of the Registrable Securities it is permitted to sell pursuant to Section 10(b) hereof, WDC shall have the right to request, by written notice, on one occasion, that Komag file a Registration Statement on Form S-3 pursuant to Rule 415 covering all Registrable Securities for the purpose of registering such securities under the 1933 Act ("Demand Registration"). Any such written notice shall (i) specify the amount of Registrable Securities intended to be sold or disposed of by WDC and (ii) shall state the intended method or methods of disposition (including by means of an underwritten offering) of such Registrable Securities. Promptly after receiving the written notice of the request for Demand Registration, Komag shall use commercially reasonable efforts to cause all Registrable Securities specified in the written request to be registered on the Demand Registration Statement under the 1933 Act, subject to and in accordance with the terms, conditions, procedures and limitations contained in this Agreement.

                  (b) Notwithstanding the foregoing, Komag shall not be obligated to effect the filing of a registration pursuant to Section 4(a): (i) at any time prior to September 8, 2000, (ii) after Komag has effected one registration pursuant to Section 4(a), or (iii) if, at the time of any request to register Registrable Securities pursuant to Section 4(a), Komag is preparing, or within ten (10) days thereafter engages an underwriter, and commences in good faith to prepare, a Registration Statement for a public offering (other than a registration relating solely to employee benefit plans) which is in fact filed and becomes effective within ninety (90) days after the date WDC has provided the written request, or is engaged in any material acquisition or divestiture or other business transaction with a third party which the Board of Directors of Komag reasonably determines in good faith would be adversely affected by the Demand Registration to the material detriment of Komag, then Komag may at its option direct that such Demand Registration be delayed for a period not in excess of ninety (90) days from the date of such request.

         5.  Demand  Obligations  of Komag.  Whenever  Komag is  required  under
Section 3 or 4 of this Agreement to effect the  registration  of any Registrable
Securities:

                  (a) Komag shall (i) prepare and file with the SEC a Registration Statement covering the Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC and to keep such registration effective until the termination of the Registration Period; (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all Registrable Securities proposed to be registered in such Registration Statement until termination of the Registration Period; (iii) furnish to WDC such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the 1933 Act, and such other documents as WDC may reasonably request, in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Komag shall be required under the provisions hereof to cause the

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Registration  Statement to remain current; and (iv) use commercially  reasonable efforts  to  register  or qualify  the  Registrable  Securities  covered by such
Registration   Statement   under  the  securities  or  blue  sky  laws  of  such
jurisdictions as WDC shall reasonably request; provided that Komag shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified.

                  (b) Komag shall notify WDC (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of such Registration Statement for amendments or supplements to such Registration Statement or related prospectus or for additional information relating to the Registration Statement; (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iv) of Komag's receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (v) of the happening of any event which makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Registration Statement or prospectus so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Upon the happening of any event (A) of the kind described in clauses (ii), (iii),
(iv), or (v) hereof or, (B) that, in the good faith judgment of Komag's Board of Directors, renders it advisable to suspend use of the prospectus due to pending corporate developments, public filings with the SEC or similar events, Komag may suspend use of the prospectus on notice to WDC; provided, however, that with respect to the events described in clauses (A)(v) or (B) of this sentence, Komag shall use commercially reasonable efforts to take such steps as are necessary to permit the continued use of the prospectus as soon as possible and, in any event, no such suspension shall be longer than 90 days in any one year period. Upon such suspension of the prospectus, WDC shall discontinue disposition of Registrable Securities covered by such Registration Statement or prospectus until copies of a supplemented or amended prospectus are distributed to WDC or until WDC is advised in writing by Komag that the use of the applicable prospectus may be resumed and, if so directed, WDC will deliver to Komag (at Komag's expense) all copies, other than permanent file copies then in WDC's possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice. Komag shall use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable time. Except as expressly provided in this Section 5(b), during the Registration Period, Komag shall fully comply with the rules and regulations promulgated under the 1933 Act with respect to shelf Registration Statements pursuant to Rule 415 of the 1933 Act and upon the occurrence of any event contemplated by clause (v), promptly (and in no event more than fifteen (15) days after such event) prepare a supplement or post-effective amendment to such Registration

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Statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         6. Additional Obligations of Komag. In connection with any offering of Registrable Securities registered pursuant to this Agreement, Komag shall (i) furnish WDC, at Komag's expense, with unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as WDC shall request, (ii) instruct the transfer agent and registrar of the Registrable Securities to release any stop transfer orders with respect to the Registrable Securities being sold and (iii) use commercially reasonable efforts to cause all Registrable Securities included in such Registration Statement to be listed, by the date of the first sale of Registrable Securities pursuant to such Registration Statement, on each securities exchange on which shares of Komag Common Stock are then listed or proposed by Komag to be listed.

         7. Furnish Information. In connection with any registration of Registrable Securities pursuant to this Agreement, WDC shall provide all such information and materials to Komag regarding it, the Registrable Securities held by it and the intended method of disposition by it of such Registrable Securities and shall take all such action as may be reasonably required in order to permit Komag and any underwriters to comply with all applicable requirements of the SEC and the NASD and to obtain any desired acceleration of the effective date of the Registration Statement covering such Registrable Securities. Such provision of information and materials is a condition precedent to the obligations of Komag pursuant to this Agreement. Komag shall only use in a Registration Statement or prospectus information regarding WDC expressly designated by WDC for use in such Registration Statement or prospectus.

         8. Underwriting Requirements; Underwriting Priorities.

                  (a) With respect to any registration  effectuated  pursuant to
Section 3 of this Agreement, Komag will have the right to select the investment banker(s) and manager(s), if any, to administer any such offerings of securities subject to the reasonable consent of WDC; and, with respect to any registration effectuated pursuant to Section 4 of this Agreement, WDC shall have the right to select the investment banker(s) and manager(s), if any, to administer any such offering of securities, subject to the reasonable consent of Komag.

                  (b) If any registration pursuant to Section 2 is for a registered public offering involving an underwriting, Komag shall so advise. In such event the rights of WDC to registration pursuant to this Agreement shall be conditioned upon WDC's participation in such underwriting and the inclusion of WDC's Registrable Securities in the underwriting to the extent provided herein. WDC shall (together with Komag and any other stockholders distributing their securities through such underwriting) (i) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Komag and (ii) complete and execute all other questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If WDC disapproves of the terms of any such underwriting, WDC may elect to withdraw therefrom by written notice to WDC and the underwriter.

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                  (c)  Notwithstanding  any other  provision  contained  in this
Agreement to the contrary, with respect to any registration pursuant to Section 2 hereof, if the underwriter determines that marketing factors require a limitation of the number of securities to be underwritten, the underwriter may limit or exclude the amount of Registrable Securities to be included in the
registration   and   underwriting  as  follows:   Komag  will  include  in  such
registration (i) first, all of the securities Komag proposes to sell and (ii) second, subject to the obligations of Komag pursuant to contractual registration rights granted by Komag prior to the date of this Agreement, the securities sought to be registered by WDC and the beneficial owners thereof, other than WDC, on a prorata basis based upon the number of shares of Komag owned by WDC and such persons. In the event of any such limitation or inclusion of fewer than all of the Registrable Securities, Komag shall so advise.

         9. Expenses. Komag shall pay all of the out-of-pocket expenses incurred in connection with the registration of Registrable Securities pursuant to this Agreement, including all SEC, NASD and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the fees and disbursements of Komag's outside counsel and independent accountants; provided that, if any registration pursuant to Section 4 of this Agreement is underwritten at the request of WDC, all such expenses that would not be incurred but for the fact that such registration is underwritten shall be the obligation of WDC. Without limiting the foregoing, WDC shall pay all underwriting discounts and commissions and applicable transfer taxes as well as all disbursements of any legal counsel retained by it.

         10. Lockup Agreement.

                  (a) Except as provided in subsection (b) of this Section 10, WDC agrees not to offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any Registrable Securities for a period of beginning on the Closing Date and expiring on the forty-two (42) month anniversary of the Closing Date (the "Restricted Period"), otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree to be bound by this Agreement, (ii) as a distribution to stockholders of WDC, provided the distributees thereof agree in writing to be bound by the terms of this Agreement, (iii) as a bona fide pledge of the Registrable Securities by WDC to BankBoston or any of its other senior lenders, or (iv) with the prior written consent of Komag. The forgoing restriction is expressly agreed to preclude the holder of the Registrable Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Registrable Securities during the Restricted Period even if such Registrable Securities would be disposed of by someone other than WDC. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Registrable Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Registrable Securities. Furthermore, WDC agrees and consents to the entry of stop transfer instructions with Komag's transfer agent against the transfer of Registrable Securities except in compliance with this Agreement.

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                  (b) WDC may  engage  in one or more  Dispositions  (including, without limitation, engaging in hedging transactions) of the Registrable Securities pursuant to the schedule set forth below:

                           (i) From the Closing  Date until  April 8, 2000,  WDC
may engage in Dispositions of Registrable Securities which have been registered for resale pursuant to Sections 2 and 3 hereof.

                           (ii) On and after April 8, 2000 (12 months  after the
Closing Date), WDC may engage in one or more Dispositions that, when aggregated with all prior sales of Registrable Securities, equals up to forty-five (45%) of the Initial Registrable Amount;

                           (iii) On and after  October 8, 2000 (18 months  after
the Closing Date), WDC may engage in one or more Dispositions that, when aggregated with all prior sales of Registrable Securities, equals up to sixty percent (60%) of the Initial Registrable Amount;

                           (iv) On and after  October 8, 2001 (30  months  after
the Closing Date), WDC may engage in one or more Dispositions that, when aggregated with all prior sales of Registrable Securities, equals up to ninety percent (90%) of the Initial Registrable Amount;

                           (v)  After  October  8,  2002 (42  months  after  the
Closing Date), WDC may engage in one or more Dispositions of all of the Registrable Securities.

         11. Assignment of Registration Rights. The rights, duties and obligations of Komag and WDC pursuant to this Agreement may not be assigned, by operation of law or otherwise, except to a direct or indirect subsidiary of WDC.

         12. Indemnification and Contribution. In the event of any offering registered pursuant to this Agreement:

                  (a)  Komag  will  indemnify  and hold  harmless  WDC and WDC's officers and directors, and each underwriter, if any, of securities being sold by WDC, against any losses, claims, damages or liabilities to which WDC may become subject under the 1933 Act and the 1934 Act arising out of or based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement, or any amendment or supplement thereto, incident to any offering registered pursuant to this Agreement, or the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any prospectus, or any amendment or supplement thereto, incident to any offering registered pursuant to this Agreement, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse WDC for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Komag shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such prospectus, or any such amendment or supplement thereto,

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in reliance upon, and in conformity with,  information relating to WDC furnished by WDC or its agents or representatives to Komag or any underwriter specifically for use in the preparation thereof and, provided further, that the indemnity agreement provided in this Section 12(a) shall not inure to the benefit of WDC where the person asserting any losses, claims, damages, liabilities or actions arising from any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact had purchased Komag securities from WDC and WDC had failed to deliver to such person in the manner and within the time required by the 1933 Act a copy of a prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected, unless such failure is the result of noncompliance by Komag with Section 5(a)(iii) hereof.

         The indemnity agreement in this Section 12(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls WDC and each underwriter, if any, within the meaning of the 1933 Act or the 1934 Act.

                  (b)  WDC  will,  if  Registrable  Securities  held  by WDC are included in the securities to which such registration is being effected, indemnify and hold harmless Komag and Komag's officers and directors, and each underwriter, if any, of securities covered by such Registration Statement, against any losses, claims, damages or liabilities to which such Person may become subject under the 1933 Act and the 1934 Act arising out of or based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement or any amendment or supplement thereto, incident to any offering registered pursuant to this Agreement, or the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any prospectus or any amendment or supplement thereto, incident to any offering registered pursuant to this Agreement, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Komag or any underwriter by WDC, directly or through WDC's representatives, specifically for use in the preparation thereof, and agrees to reimburse Komag, Komag's officers and directors and each underwriter, if any, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the liability of WDC under this Section 12(a) shall be limited to an amount equal to the gross proceeds before expenses and commissions from all sales of securities by WDC under any registration statement filed pursuant to this Agreement.

         The indemnity agreement in this Section 12(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each Person, if any, who controls Komag and each underwriter, if any, within the meaning of the 1933 Act or the 1934 Act.

                  (c) Each party entitled to indemnification under this Section 12 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party receives written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party reasonably and in good faith determines, after consultation with independent counsel, that there are additional defenses or claims that it may assert that are adverse to or not in the interest of the Indemnifying Party and separate counsel is required to represent such interests, in which case the reasonable expenses of such counsel shall be paid for by the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. Notwithstanding the foregoing sentence, the Indemnified Party may retain its own counsel to conduct the defense of any such claim or litigation, and shall be entitled to be reimbursed by the Indemnifying Party for expenses incurred by the Indemnified Party in defense of such claim or litigation, in the event that the Indemnifying Party does not assume the defense of such claim or litigation within sixty days after the Indemnifying Party receives written notice thereof from the Indemnified Party. Further, an Indemnifying Party shall be liable for amounts paid in settlement of any such claim or litigation only if the Indemnifying
Party consents in writing to such settlement (which consent shall not be unreasonably withheld). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter any settlement which does not include an unconditional release of each such Indemnified Party from all liability in respect to such claim or litigation.

                  (d) The obligations of Komag and WDC under this Section 12 shall survive the completion of any offering of securities in a registration statement under this Agreement or otherwise.

         13. Amendments. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Komag and the Company. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         14. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the securities of Komag, Komag agrees to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the 1933 Act, at all times after the date hereof;

                  (b) Use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Komag under the 1933 Act and the 1934 Act; and

                  (c) So long as WDC owns any Registrable Securities, furnish to WDC forthwith upon request a written statement by Komag as to its compliance with the reporting requirements of Rule 144, and of the 1933 Act and the 1934 Act, a copy of the most recent annual or quarterly report of Komag and such other reports and documents of Komag as WDC may reasonably request in availing itself of any rule or regulation of the SEC allowing WDC to sell any such securities without registration.

         15. Termination. The registration rights set forth in this Agreement shall terminate (and the shares held by WDC shall cease to constitute Registrable Securities) (a) at any time, upon mutual agreement in writing of the Parties hereto or (b) upon such time as all of the Registrable Securities then held by WDC can be sold by WDC in a three-month period in accordance with Rule 144 under the 1933 Act.

         16. Notice. All notices and other communications required or permitted under this Agreement shall be deemed to have been duly given and made if in writing and if served either by personal delivery or by facsimile (with telephonic confirmation of receipt) to the party for whom intended (which shall include delivery by Federal Express or similar nationally recognized service) or three business days after being deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail bearing the address shown in this Agreement for, or such other address as may be designated in writing hereafter by, such party:

If to WDC:                          Western Digital Corporation
                                    8105 Irvine Center Drive
                                    Irvine, CA  92618
                                    Attn:  General Counsel
                                    Telephone:  (949) 932-5133
                                    Facsimile:   (949) 932-7837

with a copy to:                     Gibson, Dunn & Crutcher LLP
                                    1530 Page Mill Road
                                    Palo Alto, CA  94304
                                    Attn: Gregory T. Davidson, Esq.
                                    Telephone:  (650) 849-5300
                                    Facsimile:   (650) 849-5333

If to Komag:                        Komag, Incorporated
                                    1704 Automation Parkway
                                    San Jose, CA  95131
                                    Attn:  Chief Financial Officer
                                    Telephone:  (408) 576-2000
                                    Facsimile:  (408) 944-9255
with a copy to:                     Wilson Sonsini Goodrich & Rosati
                                    650 Page Mill Road
                                    Palo Alto, CA  94304
                                    Attn:  Steven V. Bernard
                                    Telephone:  (650) 493-9300
                                    Facsimile:   (650) 493-6811

         Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

         17. Counterparts and Facsimile Signatures. This Agreement may be executed, including by facsimile signature, in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         18. Interpretation. Unless the context of this Agreement otherwise requires, (i) words of any gender include each gender and neuter, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement, (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (v) the term "including" or similar words shall be construed as to refer to such matter without limitation thereof. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         19. Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         20. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware.

         21. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.



                                              KOMAG, INCORPORATED

                                              By: ______________________________
                                                  Name:
                                                  Title:


                                              WESTERN DIGITAL CORPORATION

                                              By: ______________________________
                                                  Name:
                                                  Title:



                 [Registration Rights Agreement Signature Pages]